CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8, which includes a Form S-3 re-offer prospectus, of our report dated October 15, 1997 included in Simon Transporation Service Inc.'s Form 10-K for the year ended September 30, 1997 and to all references to our Firm included in this Registration Statement.


/s/ Arthur Andersen LLP
Arthur Andersen LLP

Salt Lake City, Utah
   January 5, 1998